                                                                    Exhibit 4.11


     THE WARRANT EVIDENCED OR CONSTITUTED HEREBY HAS BEEN, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER MAY BE, ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION, (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144 OR (C) SUCH SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE ACT. THIS WARRANT IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED HEREIN.

                        WARRANT TO PURCHASE COMMON STOCK
                             OF KANA SOFTWARE, INC.

NO. OF SHARES:  250,000                              WARRANT NO. CS2001A

     THIS WARRANT CERTIFIES THAT, for value received, General Electric Capital Corporation, a New York corporation (the "Holder") is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after June 30, 2001 (the "Effective Date"), and before 5:00 p.m. Pacific Time on June 30, 2006 (the "Expiration Date"), to purchase from KANA SOFTWARE, Inc., a Delaware corporation ("Kana" or the "Company"), 250,000 shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of the Company (the "Shares") at a price per share equal to Four Dollars ($4.00) subject to adjustment pursuant to Section 6 hereof (the "Exercise Price").

1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms shall have the following respective meanings:

     "Affiliate" means any legal entity that, directly or indirectly through one
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or more intermediaries, controls, is controlled by, or is under common control with a party. For this purpose "control" shall mean (i) the direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other business entity.

     "Common Stock" shall mean the Company's authorized common stock, par value
      ------------
$0.001 per share.

     "Fair Market Value" of one share of the Company's Common Stock, as of any
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date, shall mean the average of the Closing Prices of the Common Stock for the ten consecutive trading days ending on the day prior to the measurement date. The "Closing Price" per share of Common Stock for each day shall be the last
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sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ National Market System, the New York Stock Exchange or the American Stock Exchange, or any other nationally recognized exchange, as applicable. If on any such trading day or days such securities are not quoted by any such organization, such trading day or days shall be replaced for purposes of the foregoing calculation by the requisite trading day or days preceding the commencement of such ten trading day period on which such securities are so quoted. If at any time the Common Stock is not so listed or traded, the "Fair Market Value" shall be deemed to be the higher of (a) the book value thereof as determined by any such firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the last date as of which the determination is to be made and (b) the fair value thereof determined by an independent investment bank selected by the Board of Directors of the Company and acceptable to the holders of a majority of the shares issuable upon exercise of the then outstanding Warrants, as of the most recent practicable date as of which the determination is to be made, taking into account the value of the Company as a going concern, and without taking into account any control premium, lack of liquidity, or the fact of ownership of a minority interest.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
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1976, as amended, and the implementing regulations issued thereunder.

     "Sale of the Company" shall mean (i) a merger of the Company with or into
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any other corporation or corporations (or other person) or a sale of stock of the Company, in which the stockholders of the Company immediately before the merger or stock sale do not hold more than 50% of the voting power of the surviving corporation immediately after the merger or stock sale, (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company, or (iii) a capital reorganization or reclassification of the Common Stock.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
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     "Warrant" as used herein, shall include this Warrant and any warrant
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delivered in substitution or exchange therefor as provided herein.

2. VESTING. The Shares shall be fully vested and exercisable as of the date hereof.

3.   EXERCISE OF WARRANT

     3.1. Payment. Subject to compliance with the terms and conditions of this
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Warrant and applicable securities laws, this Warrant may be exercised by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Annex A (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering:

          (a)  this Warrant at the principal office of the Company, and

          (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii) (the "Exercise Amount"), except that if the Holder's exercise of this Warrant is subject to HSR Act filing requirements, the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all applicable HSR Act waiting periods.

     3.2. Net Issue Exercise. In lieu of the payment methods set forth in
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Section 3.1(b) above, the Holder may elect to exercise all or some of the Warrant and receive Shares equal to the value of the amount of the Warrant being exercised on the date of exercise. If the Holder elects to exercise this

Warrant as provided in this Section 3.2, the Holder shall tender to the Company the Warrant for the amount being exercised, along with written notice of the Holder's election to exchange some or all of the Warrant, and the Company shall issue to the Holder the number of Shares computed using the following formula:

          X = Y (A-B)
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                A

          Where X = the number of Shares to be issued to the Holder.

          Y = the number of Shares under the Warrant that are being exercised (as adjusted to the date of such calculation).

          A = the then Fair Market Value of one share of the Common Stock.

          B = the Exercise Price (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 3.2.

     3.3. Stock Certificates; Fractional Shares. As soon as practicable on or
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after the date this Warrant is exercised, the Company shall issue and deliver to the Holder a certificate or certificates for the number of whole Shares issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the then Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

     3.4. Partial Exercise; Effective Date of Exercise. In case of any partial
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exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the Shares purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder's exercise of this Warrant is subject to HSR Act filing requirements, this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all applicable HSR Act waiting period restrictions. The person entitled to receive the Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

     3.5. Sale of the Company. In the event of a Sale of the Company, the
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Company shall give written notice to the Holder of such Sale of the Company not less than thirty (30) days prior to the anticipated closing date thereof. The surviving company from any Sale of the Company or the Company shall make proper and adequate provision so that the Holder, upon the exercise of these Warrants at any time after the consummation of such Sale of the Company, shall be entitled to purchase, in lieu of the Shares issuable upon such exercise prior to such consummation, the stock and other securities and property that such Holder would have been entitled to purchase upon such consummation if the Warrants had been exercised immediately prior thereto, all subject to adjustment as provided in Section 6 hereof. Except as provided in Section 3.6 below, upon any Sale of the Company, these Warrants shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of the Warrants after the consummation of such Sale of the Company and shall be binding upon the issuer of any such stock or other securities, whether or not such person shall have expressly assumed the terms of these Warrants.

     3.6. Dissolution of the Company. If the Company shall propose to effect the liquidation, dissolution or winding up of the Company, the Company shall give Holder notice (as provided for herein) of such decision and Holder shall have at least thirty (30) days after the date of receipt of such notice to exercise these Warrants.

4. VALID ISSUANCE; TAXES. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses, taxes, and other charges payable in connection with the preparation, issue, and delivery of such stock certificate(s). The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for the Shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6. ADJUSTMENTS. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. In case of any capital reorganization or any reclassification of the capital stock of the Company while this Warrant remains outstanding, the Holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the kind and number of shares of Common Stock comprising Shares that such Holder would have been entitled to purchase or acquire immediately before such reorganization or reclassification) the kind and number of shares of stock of any class or classes or other securities or property for or into which such shares of Common Stock would have been exchanged, converted, or reclassified if the Shares had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company ) shall be made with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that all the provisions of this Warrant (including the adjustment provisions of this Section 6) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property. Whenever the number or kind of shares comprising the Shares or the Exercise Price is adjusted pursuant to this Section 6, the Company shall promptly give notice to the holder of record of the outstanding warrant, stating that such an adjustment has been effected and setting forth the number and kind of shares purchasable and the amount of the then-current Exercise Price, and stating in reasonable detail the facts requiring such adjustment and the calculation of such adjustment.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of

Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

8. ACCREDITED INVESTOR. Holder certifies and represents to the Company that at the time Holder acquires any of the Shares, Holder will be an institutional purchaser that is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. Holder's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment.

9. TRANSFER AND EXCHANGE. This Warrant shall not be transferable except (a) in the event of a sale of the Holder or (b) to any Affiliate of the Holder. In the event of a transfer of this Warrant in whole or in part, the Company shall deliver a new Warrant to the transferee and the Holder, if applicable, with respect to the number of Shares for which this Warrant may then be exercisable. Any extraordinary costs resulting from such transfers (including, without limits, reasonable cost of legal and tax advisors for domestic and international law compliance, registration costs, etc.) shall be borne by Holder.

10. SECURITIES LAW RESTRICTIONS. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the "SEC") under the Securities Act, covering the disposition or sale of this Warrant or the Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, pledge, hypothecate or otherwise transfer any or all such Warrants or Shares, as the case may be, or any interest therein unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

11. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any Shares purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; and that, unless the Shares shall have been registered with the SEC under the Securities Act, all stock certificates representing Shares issued to the Holder upon exercise of this Warrant or upon conversion of such Shares may have affixed thereto a legend substantially in the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT. THE COMPANY MAY REQUIRE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER IS EXEMPT FROM OR IN COMPLIANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW."

12. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof, shall cause such Holder hereof to be a stockholder of the Company for any purpose.

13. NOTICES. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. Notices given to Holder shall be addressed to Beverly Belcamino, Senior Counsel at 1600 Summer Street, 5th Floor, Stamford, CT 06905. The date of giving any notice shall be the date of its actual receipt.

14. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

16. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. SATURDAYS, SUNDAYS AND HOLIDAYS; CURRENCY. If the Expiration Date falls on a Saturday, Sunday or legal holiday in the State of New York, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day. All monetary references herein are in the currency of the United States.

18. WILL AVOID CERTAIN ACTIONS. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against dilution or other impairment. The Company will at no time close its transfer books against the transfer of this Warrant or of any of the Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant as of August 7, 2001.

                                     KANA SOFTWARE, INC.

                                     By:   /s/
                                        --------------------------------------
                                         Name:
                                         Title:


                                     GENERAL ELECTRIC CAPITAL CORPORATION

                                     By:   /s/
                                        --------------------------------------
                                         Name:
                                         Title:

                                    Address: 260 Long Ridge Road
                                    Stamford, Connecticut 06927

                                     Annex A
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                               NOTICE OF EXERCISE

                    (To be executed upon exercise of Warrant)



KANA SOFTWARE, INC.                                         WARRANT NO. CS-____A

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, the securities of KANA SOFTWARE, Inc. as provided for therein, and (check the applicable box):

[_] Tenders herewith payment of the exercise price in the form of cash, check, wire transfer, or exchange of stock, in the amount of $____________ for _________ such securities.

[_] Elects the Net Issue Exercise option pursuant to Section 3.2 of the Warrant, and accordingly converts the attached Warrant into _______ shares of Common Stock in the manner specified Section 3.2.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:      ____________________________________________________________

Address:   ____________________________________________________________

Signature: ____________________________________________________________

Dated:     ____________________________________________________________


Note: The above signature should correspond exactly with the name on the first page of this Warrant.

If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.